UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2017

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE
This current report on Form 8-K/A (the "Amendment"), updates the disclosure to Item 5.07 of the Current Report on Form 8-K filed by Endo International plc ("Endo") on June 9, 2017 (the "Original Form 8-K"). The sole purpose of the Amendment is to disclose Endo's decision regarding how frequently it will conduct future advisory votes on compensation of executives. No other changes have been made to the Original Form 8-K.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 8, 2017, Endo held its Annual General Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, shareholders voted on, among other matters, a proposal to approve, by advisory vote, the frequency of future advisory votes on named executive officer compensation. That proposal received the following votes:

For one year	136,194,931
For two years	114,111
For three years	20,595,491
Abstentions	199,230
Broker non-votes	25,778,077
On August 1, 2017, the Compensation Committee of Endo's Board of Directors resolved, in consideration of the foregoing advisory vote, that Endo will continue to include an advisory shareholder vote on the compensation of executives in its proxy materials each year until the next required advisory vote on the frequency of shareholder votes on the compensation of executives.
The information reported under Item 5.07 of Endo's Current Report on Form 8-K filed with the SEC on June 9, 2017 is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: August 2, 2017